CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 10, 1999, relating to the financial statements and financial highlights of the Profit Value Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors", in such Registration Statement.


Columbus, Ohio
January 28, 2000